June 28, 2007



Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437


        Re:    GMACM Home Equity Loan Trust 2007-HE2
               GMACM Home Equity Loan-Backed Term Notes, Series 2007-HE2

Ladies and Gentlemen:

        We have advised Residential Asset Mortgage Products, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of the GMACM Home Equity Loan-Backed Term Notes, Series 2007-HE2 (the "Term Notes"). The Term Notes will be issued pursuant to an Indenture, dated as of June 28, 2007, as more particularly described in the prospectus, dated April 17, 2007 (the "Base Prospectus"), and the prospectus supplement, dated June 28, 2007 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-140609) as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on February 9, 2007, and declared effective on April 12, 2007 (the "Registration Statement"). Such advice conforms to the description of selected federal income tax consequences to holders of the Term Notes that appears under the heading "Material Federal Income Tax Consequences" in the Base Prospectus and "Material Federal Income Tax Consequences" in the Prospectus Supplement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                Very truly yours,




                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                    ORRICK, HERRINGTON & SUTCLIFFE LLP